UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
August 26, 2010
Date of report (Date of earliest event reported)
HUTCHINSON TECHNOLOGY INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Minnesota	1-34838	41-0901840

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification
No.)

40 West Highland Park Drive N.E.,
Hutchinson, Minnesota	55350

(Address of Principal Executive Offices)	(Zip Code)
(320) 587-3797
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

[Explanatory Note
This Amendment No. 1 to the Current Report on Form 8-K filed by Hutchinson Technology Incorporated (the “Company”) on September 1, 2010 (the “Form 8-K”) amends the Form 8-K by filing the form of Severance and Change in Control Agreement containing the specific terms approved by the Company’s Board of Directors for use with the Company’s Senior Executives (as defined below), and to make conforming changes in the description of the terms of that Agreement.]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 26, 2010, our Board of Directors, upon the recommendation of our Board Compensation Committee, adopted a form of Severance and Change in Control Agreement (the “Agreement”) to be entered into with our Chief Executive Officer, Chief Financial Officer, Chief Technical Officer and Division Presidents (collectively, “Senior Executives”) and certain other key employees (collectively with the Senior Executives, “Key Employees”).
Pursuant to the Agreement, each Key Employee will be eligible to receive specified payments and benefits if our Company terminates such Key Employee’s employment other than for “cause,” or such Key Employee terminates his or her employment with our Company for “good reason,” within 24 months following a “change in control event.” These payments and benefits will be provided in lieu of any payments and benefits to which the Key Employee would otherwise be entitled under the Company’s Severance Pay Plan in connection with such a termination of employment.
The payments and benefits that may be paid to a Senior Executive under the Agreement as a result of such a termination of employment are (i) an amount equal to two times the greater of the Senior Executive’s annual base salary immediately prior to the termination of employment or such annual base salary immediately prior to the change in control event, (ii) an amount equal to the greater of the Senior Executive’s target bonus for the bonus period in which the termination occurs or for the bonus period in which the change in control event occurs, and (iii) health insurance premium coverage for 24 months.
Also on August 26, 2010, our Board of Directors authorized the execution of individual Severance and Change in Control Agreements consistent with the form and terms for Senior Executives discussed above between our Company and each of Wayne M. Fortun, David P. Radloff, R. Scott Schaefer, Kathleen S. Skarvan and Richard J. Penn. With the exception of Mr. Radloff’s agreement, all such Severance and Change in Control Agreements will be effective as of September 1, 2010. Mr. Radloff’s Severance and Change in Control Agreement will be effective as of September 3, 2010, the effective date of his promotion to Vice President and Chief Financial Officer.
The discussion in this Item 5.02 is qualified in its entirety by reference to the full text of the form of Agreement for Senior Executives, which is incorporated by reference and filed as Exhibit 10.1 to this Current Report on Form 8-K/A.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits
10.1	Form of Severance and Change in Control Agreement for Senior Executives.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUTCHINSON TECHNOLOGY INCORPORATED
Date: October 14, 2010	/s/ David P. Radloff
David P. Radloff
Vice President and Chief Financial Officer

EXHIBIT INDEX

No.	Exhibit	Manner of Filing

10.1	Form of Severance and Change in Control Agreement for Senior Executives	Filed Electronically